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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Skysat Communications Network Corporation, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.






                                          D.H. BLAIR & CO., INC.

                                              /s/ Kenton E. Wood
Dated:   February 10, 1998                By:________________________________
         New York, New York                 Kenton E. Wood
                                            Chairman







                                             /s/ Kenton E. Wood
Dated:   February 10, 1998                  _________________________________
         New York, New York                 Kenton E. Wood